UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 19, 2010

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-51349	77-0462930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 East Arques Avenue

Sunnyvale, CA 94085

(Address of principal executive offices, including zip code)

(408) 737-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Appointment of New Director

On November 19, 2010, the Board of Directors of Advanced Analogic Technologies Incorporated (the “Company”) increased the size of its Board of Directors from six (6) to seven (7) directors and appointed Jason L. Carlson, age 48, to fill the vacancy created. Mr. Carlson will be a Class II Director and will stand for re-election at the Company’s 2013 Annual Meeting of Stockholders. Mr. Carlson also will serve on the Company’s Audit Committee. Mr. Carlson has more than 25 years of experience of working with technology companies. Mr. Carlson is currently the Chief Executive Officer of QD Vision, a private nanomaterials product company, since July 2010. Prior to joining QD Vision, Mr. Carlson served as President and Chief Executive Officer of Emo Labs, Inc., an early-stage developer of innovative audio speaker technology from February 2006 to July 2010. Prior to joining Emo Labs, Mr. Carlson served as President and Chief Executive Officer of Semtech Corporation, a publicly-traded vendor of analog and mixed-signal semiconductors, with an emphasis on power management applications, from November 2002 to October 2005. From December 1999 to July 2002, he was Vice President & General Manager for the Crystal Product Division and the Consumer Products & Data Acquisition Division of Cirrus Logic, Inc. a publicly-traded vendor of analog and mixed-signal semiconductors for consumer and industrial applications. Mr. Carlson joined Cirrus Logic in July 1999 when that company acquired AudioLogic, Inc., of which he had been Chief Executive Officer. Mr. Carlson also currently serves on the Board of Directors and is Chairman of the Audit Committee of Vicor Corporation, a publicly-traded developer and manufacturer of power components and systems. Mr. Carlson’s qualifications to serve on the Company’s Board of Directors include his experience as both a public company executive and as an entrepreneur, as well as his understanding of the evolution of technical innovation in the semiconductor and power conversion industries.

Upon his appointment to the Board of Directors, Mr. Carlson received a grant of 50,000 restricted stock units. One quarter of the units vest on the one year anniversary of the date of grant and 6.25% of the units vest each quarter thereafter until 100% of the units are vested on November 19, 2014. In connection with Mr. Carlson’s appointment to the Company’s Board of Directors, Mr. Carlson is expected to enter into the Company’s standard form of Indemnification Agreement and will be eligible to compensation under the Company’s director compensation policy as in effect from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

/S/ BRIAN R. MCDONALD
Brian R. McDonald
Chief Financial Officer, Vice President of Worldwide Finance and Secretary

Date: November 24, 2010

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